UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On June 29, 2009, ENP issued a press release (the “Press Release”) providing an updated outlook for the second quarter of 2009 and a liquidity update. The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     The Press Release includes ENP’s updated guidance for the second quarter of 2009, which is included below:

	Updated Guidance	Previous Guidance
Average daily production volumes	6,800 to 7,000 BOE/D	6,000 to 6,600 BOE/D
Oil and natural gas related capital (second quarter 2009)	$2.75 to $3.25 million	$2.0 to $3.0 million
Maintenance capital requirements per year (full year)	$8.0 to $9.5 million	$7.0 to $8.5 million
Lease operating expense	$11.50 to $12.25 per BOE	$12.50 to $13.50 per BOE
General and administrative expenses	$4.00 to $4.50 per BOE	$3.50 to $4.00 per BOE
Depletion, depreciation, and amortization	$18.00 to $18.50 per BOE	$18.00 to $18.50 per BOE
Production, ad valorem, and severance taxes	11.8% of oil and natural gas revenues	11.5% of oil and natural gas revenues
Oil differential (% of NYMEX)	-10% of NYMEX oil price	-10% of NYMEX oil price
Natural gas differential – dry gas (% of NYMEX)	-16% of NYMEX natural gas price	-15% of NYMEX natural gas price
     Estimated general and administrative expenses include approximately $0.7 million in acquisition expenses related to the previously announced Williston Basin and Vinegarone acquisitions as well as certain expenses related to the announced acquisition of properties in the Rockies and Permian Basin from Encore Acquisition Company. Such expenses were not included in ENP’s original guidance. Excluding these expenses, ENP’s general and administrative expenses per barrel of oil equivalent are expected to be below the previous guidance range.
     The Press Release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in the Press Release relate to, among other things, expected production volumes, expected expenses (including lease operating expenses, general and administrative expenses and depletion, depreciation, and amortization expenses), expected capital expenditures, expected taxes, expected differentials, and any other statements that are not historical facts. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; risks associated with derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders and derivative counterparties to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press Release dated June 29, 2009 regarding updated outlook for the second quarter of 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: June 29, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 29, 2009 regarding updated outlook for the second quarter of 2009.